Exhibit 10.2
THIRD AMENDMENT
to the
2017 CONNECTICUT WATER COMPANY
DEFERRED COMPENSATION PLAN

WHEREAS, Connecticut Water Company (the “Company”) sponsors the 2017 Connecticut Water Company Deferred Compensation Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) is authorized to amend the Plan under Section 12 of the Plan; and

WHEREAS, the Company wishes to provide participants in the Plan with the ability to make subsequent deferral elections under the Plan in accordance with section 409A of the Internal Revenue Code, effective as of July 28, 2021 (the “Effective Date”).

NOW, THEREFORE, pursuant to Article 12 of the Plan, the Plan is hereby amended effective as of the Effective Date as follows:

1. Section 3.31 of the Plan is amended to read as follows (new language shown in bold italics):

“Payment Date” means a fixed date or dates selected by a Participant in his or her Election Form, or Subsequent Deferral Election Form, as applicable, for the payment of all or a portion of such Participant’s Accounts.

2. Section 3.32 of the Plan is amended to read as follows (new language shown in bold italics):

“Payment Event” means (a) the fixed date or dates (if any) specified in the Participant’s Election Form, or Subsequent Deferral Election Form, as applicable, (b) a Participant’s Separation from Service, and (c) a Participant’s death.”

3. Section 3 of the Plan is amended by renumbering Section 3.39 and Section 3.40 to Section 3.41 and Section 3.42, respectively, and adding new Sections 3.39 and 3.40 to read as follows:

3.39 “Subsequent Deferral Election” means an election by a Participant to defer the Payment Date and/or change the form of payment (lump sum or installments), each with respect to amounts deferred under an Election Form previously submitted by the Participant in accordance with Section 8.3.

“3.40 “Subsequent Deferral Election Form” means the notice or notices established from time to time by the Committee for making a Subsequent Deferral Election under the Plan. Subsequent Deferral Election Forms may be distributed and/or submitted in paper or electronic form.

4. Section 8 of the Plan is amended by renumbering Sections 8.3, 8.4, and 8.5 to Sections 8.4, 8.5, and 8.6, respectively, and adding a new subsection 8.3 to read as follows:

8.3. Subsequent Deferral Elections. Notwithstanding anything in this Plan to the contrary, a Participant may change the time of payment for amounts in the Participant’s Discretionary Contribution Account and the time and/or form of payment for amounts in the Participant’s Base Salary Deferral Account, and Incentive Deferral Account, that the Participant previously elected by completing and submitting a Subsequent Deferral Election Form to the Committee; provided that (i) any such Subsequent Deferral Election shall not be effective until twelve (12) months have passed from the date the Subsequent Deferral Election is submitted, (ii) the Payment Date for amounts subject to the Subsequent Deferral Election may not be distributed (or for installments, commence to be distributed) earlier than five years from the date such amounts would have been distributed (or for installments, commenced to be distributed) absent the Subsequent Deferral Election. In addition, any Subsequent Deferral Election that changes the time and/or form of payment scheduled to be paid (or for installments, commenced to be paid) or pursuant to a fixed schedule must be submitted to the Committee not less than twelve (12) months before the date the payment(s) would be made or commence absent the Subsequent Deferral Election. A Subsequent Deferral Election under this Section 8.3 shall be subject to such terms and conditions as may be established by the Committee or its authorized delegate, and may be disregarded to the extent it is not in compliance with Treas. Reg. Section 1.409A-2(b).

5. Terms used herein without definitions shall have the meanings ascribed to them in the Plan.

6. Except as expressly modified in this Amendment, all terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board has caused this Amendment to the Plan to be effective as of the Effective Date.

CONNECTICUT WATER Company

By: /s/ Eric W. Thornburg
Title: Chairman, President and Chief Executive Officer

[Signature Page to Amendment to Deferred Compensation Plan]